PROMISSORY NOTE

$500,000.00                                                      January 5, 2005

                  FOR VALUE RECEIVED, XRG, INC. ("Maker") promises to pay to the order of KENNETH A. STEEL, JR. or his assign ("Payee"), at his address, 1856 North Howe Street, Chicago, Illinois 60614, the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00), together with interest thereon at the rate of eighteen (18%) per annum (or, if less, the maximum rate permitted by law) from the date hereof until all paid; provided, however, if the entire principal and accrued interest under this Promissory Note is not paid in full by the earlier to occur of (i) February 5, 2005 or (ii) the date Maker closes its next round of equity or debt financing, the rate of interest payable under this Promissory Note shall be twenty-four (24%) per annum (or, if less, the maximum rate permitted by law).

                  The entire unpaid principal and accrued interest under this Promissory Note shall be due and payable in full upon the earlier to occur of
(i) February 5, 2005 or (ii) the date Maker closes its next round of equity or debt financing.

                  In addition, to paying Payee the entire unpaid principal and accrued interest under this Promissory Note:

                           (a) Maker agrees to issue to Payee not later than January 15, 2005 a warrant for 60,000 shares of Maker's Common Stock at an exercise price of $2.40 per share; and

                           (b) If the entire unpaid principal and accrued interest under this Promissory Note are not paid in full by the earlier to occur of (i) February 5, 2005 or (ii) the date Maker closes its next round of equity or debt financing, Maker agrees to issue to Payee on February 6, 2005 and on the 6th day of each month thereafter until the entire unpaid principal and accrued interest under this Promissory Note are not paid in full (1) 20,000 shares of Maker's Common Stock and (2) a warrant for 60,000 shares of Maker's Common Stock at an exercise price of $2.40 per share.

By way of example of the intended operation of clauses (a) and (b) above, if the entire unpaid principal and accrued interest under this Promissory Note is not paid in full until April 7, 2005, Maker will issue Payee four warrants, each for 60,000 shares of Maker's Common Stock at an exercise price of $2.40 per share, and 60,000 shares of Maker's Common Stock. All warrants shall expire (A) on February 5, 2010, if the entire unpaid principal and accrued interest under this Promissory Note are not paid in full by the earlier to occur of (i) February 5, 2005 or (ii) the date Maker closes its next round of equity or debt financing, or (B) on February 5, 2015, if the entire unpaid principal and accrued interest under this Promissory Note are not paid in full by the earlier to occur of (i) February 5, 2005 or (ii) the date Maker closes its next round of equity or debt financing. All warrants shall include cashless exercises provisions, antidilution and adjustment provisions equivalent to the most favorable (to the warrant holder) antidilution and adjustment provisions in Maker's currently outstanding warrants, and otherwise be in form and substance satisfactory to Payee. Payee shall be granted demand registration rights for all shares of Maker's Common Stock issued to Payee either directly or through exercise of the warrants, which registration rights shall be equivalent to the most favorable (to the security holder) heretofore granted by Maker. The number of shares and exercise prices specified shall be appropriately adjusted to reflect any stock splits, stock dividends, recapitalizations, reorganizations and other similar transaction affecting the outstanding shares of Maker's Common Stock after the date hereof. Maker agrees to execute and deliver all such further agreements and documents, take all such further actions, and do all such further things as Payee may from time to time reasonably request to carry out the purpose and intent of this paragraph.

                  Maker agrees that the obligations of Maker under this Promissory Note shall be secured by a first lien and security interest in all of the vehicle license plates, operating permits, equipment, and accounts receivable of XRG, Inc and its subsidiaries, and, in the event Maker fails to perform any of its obligations under this Promissory Note, Payee may exercise any and all rights of a secured party with respect thereto. Maker agrees to execute and deliver all such further agreements and documents, take all such further actions, and do all such further things, and cause its subsidiaries to execute and deliver all such further agreements and documents, take all such further actions, and do all such further things, as Payee may from time to time reasonably request to carry out the purpose and intent of this paragraph.

                  This Promissory Note shall, at the option of Payee, become immediately due and payable, upon demand, upon the happening of any one of the following specified events:

                           (a) Maker fails to timely perform any obligation under this Promissory Note;

                           (b) the insolvency of Maker or any of its subsidiaries (insolvency being defined herein as the inability to pay liabilities at normal maturity, or an excess of total liabilities over total assets, or both);

                           (c) the making of a general assignment for the benefit of creditors by Maker or any of its subsidiaries;

                           (d) the filing of any petition or the commencement of any proceeding by or against the Maker or any of its subsidiaries for any relief under any bankruptcy, or insolvency laws or any laws related to the relief of debtors, readjustment of indebtedness, reorganizations, composition or extensions;

                           (e) the appointment of a receiver of, or the issuance or making of a writ or order of attachment or garnishment against, Maker or any of its subsidiaries or any of their respective property or assets, or

                           (f) The cessation or suspension of the transaction of the usual business of Maker or any of its subsidiaries.

                  Maker hereby waive presentment for payment, notice of nonpayment and dishonor, protest and notice of protest; waive trial by jury in any action or proceedings arising on, out of, under or by reason of this

Promissory Note; consent to any renewals, extensions and partial payments of this Promissory Note or the indebtedness for which it is given without notice to them, and consent that no such renewals, extensions or partial payments or release or modification of any collateral securing this Promissory Note or the indebtedness for which it is given, shall discharge any party hereto from liability hereon in whole or in part. This Promissory Note may not be changed or terminated orally.

                  If this Promissory Note is not paid in full when due or Maker otherwise fails to timely perform any obligation under this Promissory Note, Maker agree to pay all costs and expenses of Payee in enforcing this Promissory Note, including all attorneys' and experts' fees.

                  The rights and remedies of Payee under this Promissory Note shall be deemed cumulative, and the exercise of any right or remedy shall not be regarded as barring the exercise of any other right or remedy. The institution by Payee of any action under or with respect to this Promissory Note shall not be deemed a waiver of any other right or action of Payee.

                  Neither the acceptance of any installment or payment by Payee after the due date hereof, nor the waiver of any breach or default under this Promissory Note, shall constitute a waiver or prevent Payee from immediately pursuing any or all of its rights and remedies hereunder.

                  Failure at any time to exercise any of the rights and remedies of Payee hereunder shall not constitute a waiver of such rights and shall not be a bar to exercise of any of such rights at a later date.

                  Maker shall have the privilege to prepay the principal of this Promissory Note at any time, in whole or in part, with interest, and without penalty. No such prepayment shall relieve or release Maker of its obligations to issue shares of its Common Stock or warrants to Payee as contemplated hereby.

                  IN WITNESS WHEREOF, the undersigned has caused this Promissory Note to be duly executed as of the date first written below.


Dated: January 5, 2005                               XRG, INC.

                                                     By:
                                                         -----------------------
                                                     Its Chief Executive Officer


                                       3

MTC/ej/339287